Exhibit 99.1
                                                      Page 1 of 1
                         CTG RESOURCES, INC.
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                     Quarter Ended March 31, 1998

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   99(1)       Exhibit Index                            Ex-99.1

   10(120)     Seventh Amendment to Connecticut         Ex-10.120
               Natural Gas Corporation Employee
               Savings Plan

   10(121)     Eighth Amendment to Connecticut          Ex-10.121
               Natural Gas Corporation Employee
               Savings Plan

   10(122)     Eighth Amendment to Connecticut          Ex-10.122
               Natural Gas Corporation Union
               Employee Savings Plan

   10(123)     Second Amendment to CNG Nonemployee      Ex-10.123
               Directors' Fee Plan

   27          Financial Data Schedule                  Ex-27

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